UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 3, 2006
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989	41-1719250

(Commission File No.)	(IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
(Address of principal executive offices)
612-378-1180
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Signatures

Item 1.01 Entry into Material Definitive Agreement
1.      Adoption of 2006 Stock and Incentive Plan
     On May 3, 2006, our shareholders approved our 2006 Stock and Incentive Plan (the “2006 Plan”). The 2006 Plan reserves for issuance 1,200,000 shares of our common stock for stock-based awards including stock options, restricted stock awards and other equity-based awards. Any employee, officer, director, consultant, advisor or other natural person providing services to us or our subsidiaries is eligible to receive an award under the 2006 Plan if selected by the committee administering the 2006 Plan.
     The material terms of the 2006 Plan are set forth in our definitive Schedule 14A relating to our definitive proxy materials for our 2006 Special Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 27, 2006. We refer you to such filing for the description of the material terms of the 2006 Plan and a copy of the plan document. The terms of the 2006 Plan described in such filing are incorporated herein by reference.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 9, 2006

UROPLASTY, INC.
By:	/s/ MAHEDI A. JIWANI
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer